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                                                                    Exhibit 99.1

                             [SMITH + NEPHEW LOGO]

                            Smith & Nephew Group plc

            Public Tender Offer of Smith & Nephew Group plc for all
                      Registered Shares of Centerpulse AG

                               [CENTERPULSE LOGO]

                    Declaration of Acceptance and Assignment


 Please ensure that this Declaration of Acceptance and Assignment Form is sent to your bank to arrive no later than 24 June 2003, 4 p.m. CET.

As the holder(s) of (number)


____ Registered share(s) in Centerpulse AG with a nominal value of CHF 30 (each)


I/we hereby declare that I/we accept the tender offer of Smith & Nephew Group plc of 25 April 2003 as set out in the Offer Prospectus of 25 April 2003 (the "Offer"). In terms of the Offer, for each registered share in Centerpulse AG, the holder thereof will be entitled to receive 25.15 Smith & Nephew Group plc ordinary shares with a nominal value of 12.5 pence each ("New Ordinary Share") and for CHF 73.42 in cash (the "Basic Entitlement").

Accepting shareholders can elect from the following mix and match alternatives:
(a) Basic Entitlement, (b) the maximum number of New Ordinary Shares possible and (c) the maximum amount of cash possible. Accepting shareholders can submit their mix and match election on the separate appended "Mix & Match Election Form", which forms an integral part of this Declaration of Acceptance and Assignment, until the end of the additional acceptance period which is expected to be on or about 11 July 2003. Accepting shareholders who do not submit the Mix and Match Form will be deemed to have elected the Basic Entitlement.

Information for the Bank (please tick as appropriate)

1.  My/our registered share(s) in Centerpulse AG which is/are to be tendered

[_] is/are to be withdrawn from my/our safekeeping account no.__________________
[_] is/are enclosed with this Declaration of Acceptance and Assignment.

2. The New Ordinary Share(s) in Smith & Nephew Group plc to which I/we am/are entitled under the terms of the Offer is/are to be booked as follows (complete one option only by ticking the relevant box):

[_] in my/our above-mentioned safekeeping account
[_] on the share register in the United Kingdom, in the following detailed CREST account, only to be used if an existing CREST participant.

    CREST Participant ID reference: ____________________________________________

    CREST Member account ID reference: _________________________________________

[_] on the share register in the United Kingdom. A certificate will be issued to the following name and address: The Certificate will be sent to the registered owner by post at their own risk.

    Full name: _________________________________________________________________

    Full address details: ______________________________________________________

3. The cash proceeds to which I/we am/are entitled under the terms of the Offer is/are to be credited as follows (complete one option only by ticking the relevant box):

[_] in favour of my/our bank account (Bank and account details) ________________
[_] in favour of my account held at CREST, only to be used if an existing
    CREST participant.

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Common Access Scheme in relation to Dividends

Each Smith & Nephew Group shareholder will be beneficially interested in one Common Access Share for each New Ordinary Share held. Each Common Access Share will be held by the Common Access Trust on bare trust for Smith & Nephew Group Shareholders. The Common Access Shares will enable Smith & Nephew Group Shareholders to receive dividends from Smith & Nephew (which is and will be tax resident in the United Kingdom) rather than from Smith & Nephew Group (which is and will be tax resident in Switzerland) in respect of their New Ordinary Shares. Were Smith & Nephew Group Shareholders to receive dividends from Smith & Nephew Group they would, under current tax laws in Switzerland, suffer withholding tax of 35% (however, under domestic law, Swiss tax residents may obtain a refund or tax credit in the full amount of the withholding tax; for non-residents, some relief may be granted under the terms of double tax treaties). Smith & Nephew Group Shareholders with an address on the register of members of Smith & Nephew Group outside Switzerland and do not hold their New Ordinary Shares within SIS SEGAINTERSETTLE AG will be deemed to have made an election to receive dividends from Smith & Nephew and therefore they will not need to take any action in order to receive dividends from Smith & Nephew.

If no election is made below, Shareholders with a registered address in Switzerland and/or holding shares within SIS SEGAINTERSETTLE AG will receive dividends from Smith & Nephew Group and other Shareholders will receive dividends from Smith & Nephew.

[_] I am/we are accepting the Offer and have a registered address outside Switzerland and am/are not holding shares within SIS SEGAINTERSETTLE AG and wish to receive dividends from Smith & Nephew Group rather than from Smith & Nephew.

[_] I am/we are accepting the Offer and have a registered address in Switzerland and/or am/are holding shares within SIS SEGAINTERSETTLE AG and wish to receive dividends from Smith & Nephew rather than from Smith & Nephew Group.

Shareholders are advised to seek independent financial and taxation advice before deciding whether or not to give any such written notice to Smith & Nephew Group.

Power to Transfer (Centerpulse AG, Zurich)

If my/our registered share(s) in Centerpulse AG is/are not endorsed or assigned, I/we hereby authorise Centerpulse AG with the right of substitution to endorse or assign these shares on my/our name.

Offer Restrictions - United States of America

The offer in the United States will only be made through a prospectus, which is part of a registration statement on Form F-4 that has been filed with the United States Securities and Exchange Commission. Centerpulse shareholders who are US persons or are located in the United States are urged to carefully review the registration statement on Form F-4 and the prospectus included therein, the Schedule TO and other documents relating to the offer are filed by Smith & Nephew Group with the SEC because these documents contain important information relating to the Centerpulse Offer. Such shareholders are also urged to read the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the SEC by Centerpulse relating to the Centerpulse Offer. YOU SHOULD READ THE PROSPECTUS AND THE SCHEDULE 14D-9 CAREFULLY BEFORE MAKING A DECISION CONCERNING THE CENTERPULSE OFFER.

Offer Restrictions - Other Jurisdictions

The Offer described herein is not being made directly or indirectly in, nor is it intended to extend to, a country or jurisdiction where such public tender offer would be considered unlawful or in which it would otherwise breach any applicable law or regulation or which would require Smith & Nephew Group to amend any term or condition of the tender offer in any way or which would require Smith & Nephew Group to make any additional filing with, or take any additional action with regards to, any governmental, regulatory or legal authority. Offering materials relating to the tender offer described herein are not being distributed in or into a country or jurisdiction where such distribution would be considered unlawful or distribution into which would otherwise breach any applicable law and may not be used for the purposes of soliciting the purchases of any securities of Centerpulse from anyone in such country or jurisdiction.

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I/we hereby confirm that this declaration will remain effective even upon the loss of legal capacity, death or bankruptcy of the undersigned.

Shareholder no. (for shareholders registered in the Centerpulse share register): ___________________________________________
(please note here the number indicated on the cover letter next to your address)

Surname/ first name: ___________________________________________________________

Address: _______________________________________________________________________

Country, postcode, town: _______________________________________________________

Phone no. (private): _____________________ (business): _________________________


Place and date: __________________________ Signature(s):________________________



   Please refer to the Offer Prospectus of 16 April 2003 for further details.


   Please ensure that the appended Mix and Match Election Form is sent to your bank to arrive no later than 11 July 2003, 4 p.m. CET.

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             Public Tender Offer of Smith & Nephew Group plc for all
                      Registered Shares of Centerpulse AG


                           Mix and Match Election Form

 Final deadline for submission: Please ensure that the Mix and Match Election
  Form is sent to your bank to arrive no later than 11 July 2003, 4 p.m. CET.

1 Total Number of Shares                                               Box 1
  Total number of Centerpulse shares for which you accept(ed) the Centerpulse Offer; the related declaration of acceptance and assignment

  [_] has been submitted separately before
  [_] is attached and submitted together with this mix and match election form

2 Basic Entitlement and Mix and Match                                  Box 2 A
  Number of Centerpulse shares for which you are accepting the Basic Entitlement
                                                                       Box 2 B
  Number of Centerpulse shares for which you are making the Mix and Match Election
  Complete Box 3A and/or Box 3B

3 To make the Mix and Match Election                                   Box 3 A
  Number of Centerpulse shares for which you are electing the maximum number of New Ordinary shares possible
                                                                       Box 3 B
  Number of Centerpulse shares for which you are electing the maximum amount of cash possible
  Proceed to complete no. 4 in BLOCK CAPITALS

4 Full name(s) and address(es)
  First Name:
  Surname (Mr/Mrs/miss/Title):
  Address:
  Country:
  Phone no. (private/business):
  Shareholder no. (for registered shareholders):


  I/we hereby confirm that this mix & match election form will remain effective even upon the loss of legal capacity, death or bankruptcy of the undersigned.

  Surname/first name: _________________________________________________________

  Place and date: _____________________ Signature: _____________________________

   Please refer to the Offer Prospectus of 25 April 2003 for further details.